                                      LEASE


DATE:     February 27, 1995

PARTIES: Lee S. Maas, a married man dealing with his sole and separate property ("Lessor")

          Sun BMW, Ltd., an Arizona corporation ("Lessee")

RECITALS:

     A. Lessor owns the real property described on Exhibit A, attached hereto and by this reference incorporated herein, and the improvements thereon, located at 1144 East Camelback Road, Phoenix, Arizona (the "Premises").

     B. Lessor and Lessee have executed that certain Real Estate Option Agreement, dated December 1, 1994 (the "Option Agreement"), whereby Lessor has granted Lessee an option (the "Option) to purchase the Premises after the date hereof.

     C. Lessor desires to lease the Premises to Lessee, and Lessee desires to lease the Premises from Lessor, subject to the Option Agreement.

AGREEMENT:

     In consideration of the mutual covenants and promises herein contained, the parties agree as follows:

     1. Term. The term of this Lease shall commence on the date hereof and shall expire ten (10) years after the date hereof, unless the Option is exercised, in which case the term hereof shall expire on the date of close of escrow under the Option Agreement.

     2. Rent. Lessee shall pay to Lessor as rent for the Premises the sum of Fifteen Thousand Dollars ($15,000) per month, subject to adjustment as set forth in Paragraph 3 hereof, payable on or before the first day of each month of this Lease. Should the term of this Lease commence on any day other than the first day of a calendar month, the rent for that calendar month shall be prorated on the assumption of a thirty (30) day month; should the term of this Lease terminate on any day other than the last day of a calendar month, the rent for that month shall likewise be prorated on the assumption of a thirty (30) day month. In addition, at the time rent is payable hereunder, Lessee shall pay any sales tax, transaction privilege tax, education excise tax or other form of tax (other than income tax) levied by any state, county or municipal authority on the Lease income. Rent hereunder shall be payable to Lessor at 300 North Central

Expressway, Richardson, Texas 75080, or at such other address as Lessor may designate in writing from time to time.

     3. Rent Adjustment. Effective as of the first day of the sixth (6th) year of the term hereof, the rent shall be adjusted as follows:

          3.1. Lessor and Lessee shall ascertain the Consumer Price Index (1982-84=100) published by the Bureau of Labor Statistics of the U.S. Department of Labor, entitled Consumer Price Index for All Urban Consumers, U.S. Cities Average, for the first month of the term of this Lease (the "Base CPI") and for the fifty-ninth (59th) month of the term of this Lease (the "Current CPI").

          3.2. The adjusted rental ("AR") shall be determined by multiplying the minimum rent of $15,000.00 per month by a fraction, the numerator of which is the Current CPI and the denominator of which is the Base CPI, except that, under no circumstances shall the amount of the rent be adjusted to an amount greater than 110% of the rent set forth in Paragraph 2 hereof or to an amount less than $15,000.00 per month:

                           AR = $15,000 x Current CPI
                                          -----------
                                           Base CPI

          3.3. If publication of the Consumer Price Index for All Urban Consumers, U.S. Cities Average, shall be discontinued, the parties shall thereafter accept comparable statistics on the cost of living for U.S. Cities as they shall be computed and published by an agency or department of the United States or by a responsible financial periodical of recognized authority then to be selected by Lessor and Lessee, or, if Lessor and Lessee are unable to agree upon a selection, then by arbitration in accordance with the commercial arbitration rules then obtaining of the American Arbitration Association. In the even of use of comparable statistics in lieu of the Consumer Price Index for All Urban Consumers or nonpublication of the Index number for U.S. Cities, there shall be made in the method of computation herein provided such revisions as the circumstances may require to carry out the intent of this Paragraph and any dispute between Lessor and Lessee as to the making of such adjustment shall be determined by arbitration.

     4. Use, Possession and Enjoyment. Lessor agrees that Lessee, while paying the rent and performing the other terms and conditions of this Lease, may peaceably hold and enjoy the Premises during the Lease term, without any interruption by Lessor or any person lawfully claiming by, through or under Lessor. Lessee may use the Premises only for the conduct of a motor vehicle dealership or in a manner related to the automobile business.


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

     5. Public Liability Insurance. Lessee, at its expense will maintain in full force during the term hereof public liability and property damage insurance covering the Premises and Lessee's activities therein against claims for personal injury and death to limits of at least $500,000 for each person and $1,000,000 for each occurrence and against property damage claims to a limit of at least $100,000 or in such greater amounts as may be required by an institutional lender who holds a first encumbrance against the Premises. Lessee will furnish to Lessor a certificate evidencing the fact that such insurance has been obtained and is in full force and effect, that Lessor and any such institutional lender are additional insureds thereunder, and that such insurance cannot be cancelled without ten (10) days' prior notice to Lessor and any such institutional lender.

     6. Indemnity. Lessee will hold harmless and indemnify Lessor from and against any and all loss, cost or damage arising by reason of injury or death of persons or damage to property in or upon the Premises or caused by activities conducted thereon; provided, however, that Lessee will not be required to indemnify Lessor against any damage or injury of any kind arising out of the negligence of Lessor, its agents or employees.

     7. Fire Insurance. Lessee, at its expense, will maintain in full force and effect during the term hereof fire and extended coverage insurance upon the Premises in an amount not less than the replacement cost thereof or such greater amount as may be required by an institutional lender who holds a first encumbrance against the Premises. Lessee will furnish to Lessor a certificate evidencing the fact that such insurance has been obtained and is in full force and effect, that Lessor and any such institutional lender are additional insureds thereunder, and that such insurance cannot be cancelled without ten
(10) days' prior notice to Lessor and any such institutional Lender.

     Lessor and Lessee agree that no insurer of any interest of either is to have any right of subrogation against the other and that all fire and other insurance policies carried by either on the Premises or the fixtures and equipment therein or other contents thereof will contain a full waiver of subrogation by the insurer.

     8. Utilities. Lessee shall promptly pay when due all water, gas, electricity, telephone, garbage and other utility or service charges which may be incurred in connection with Lessee's use of the Premises or furnished to or used in or about the Premises during the term of this Lease, including any and all connection and disconnection charges.

     9. Taxes. During the term hereof, Lessee shall pay before delinquent all license fees, rental taxes, sales taxes and ad valorem property taxes and assessments levied and assessed against personal property of Lessee placed upon the Premises, except to the extent that Lessee shall in good faith be


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contesting any such tax by appropriate proceedings. During the term hereof,
Lessee shall pay before delinquent all ad valorem and other property taxes and assessments levied and assessed against the real property and the improvements thereon. All such taxes for the years during which the term of this Lease shall begin and end shall be prorated to the date of commencement and the date of termination, as applicable.

     10. Repairs and Maintenance; Alterations. Lessee shall, at its sole cost and expense, keep and maintain any and all improvements now or hereafter located upon the Premises, including, but not limited to, fencing, trees, shrubs, landscaping wiring, heating, air conditioning, plumbing, roof, exterior and interior walls, glass, appliances, fixtures and other installations, in the same or better condition as when received, ordinary wear and tear excepted, and shall not cause or permit any unusual objectionable noises or odors to emanate from the Premises. It is expressly understood and agreed by Lessee that Lessor shall have no obligation to maintain, repair or improve the Premises during the term of this Lease. Lessee may alter and improve the Premises without Lessor's consent. Upon the expiration or termination of the Lease term, Lessor shall retain as Lessor's property any leasehold improvements made by Lessee to the Premises or any leasehold improvements to the Premises purchased by Lessee from Sun-West Imports, Inc.

     11. Signs. Lessee, at Lessee's sole cost and expense, may erect, maintain and repair upon the Premises a sign or signs pertaining to the Lessee's use of the Premises. All signs erected upon the Premises shall in all respects conform with all state, county and municipal laws, ordinances and regulations or validly issued variances therefrom.

     12. Damage by Fire or Elements. In case of damage by fire or other action of the elements to the Premises or any improvements thereon, Lessee shall repair the Premises and any improvements thereon with reasonable dispatch to their condition immediately prior to said damage.

     13. Condemnation. If all or substantially all of the Premises shall be taken or damaged under any right of eminent domain or any transfer in lieu thereof (a "Taking"), then, and in that event, the term of the Lease shall cease and terminate from the date of such Taking if and only if Lessee terminates the Option Agreement or the Escrow Instructions and Addendum referred to therein, as the case may be, as a result of the Taking pursuant to the terms thereof. In the event of a Taking not covered by the first sentence of this paragraph, this Lease shall terminate as to any part of the Premises taken as of the date the condemning authority takes title or possession, whichever occurs first, and the rent payable hereunder shall be reduced in the proportion that the square footage taken bears to the total square footage of the Premises. All condemnation proceeds relating to the real property shall be paid to Lessor or its


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

incumbrancer, except as may otherwise be provided in the Real Estate Agreement.

     14. Default. The occurrence of any of the following events will constitute an event of default hereunder on the part of Lessee: (i) failure to pay any installment of rent or any part thereof which is then due and payable within ten
(10) days after written notice thereof from Lessor to Lessee; or (ii) default in the performance of any of Lessee's agreements or obligations hereunder, such default (except default in the payment of any installment of rent) continuing for thirty (30) days after written notice thereof from Lessor to Lessee, provided that if such default is other than the payment of money and cannot reasonably be cured within such thirty day period, then Lessee will not be in default hereunder if Lessee, within such thirty (30) day period, commences curing of such default and diligently and in good faith prosecutes the same.

     Upon the Occurrence of any such event of default and during the continuance thereof, Lessor shall be entitled to exercise all rights and remedies allowed by law.

     15. Holding Over. Any holding over by Lessee after the expiration of the term of this Lease shall, with the consent of Lessor, be construed to be a tenancy from month-to-month for the monthly rent herein provided plus ten percent (10%) and upon the same terms and conditions as otherwise herein set forth.

     16. Attorney's Fees. In the event of litigation arising in connection with this Lease, the unsuccessful party shall pay to the prevailing party all costs of suit, including reasonable attorneys' fees.

     17. Notices. In the event that any party hereto desires to serve a written notice upon any other party, such notice shall be delivered or sent by United States mail, certified or registered, return receipt requested, addressed to the party to receive such notice. Such notice shall be sent to the addresses set forth below:

           To the Lessor:    Mr. Lee S. Maas
                             300 North Central Expressway
                             Richardson, Texas 75080

           With copy to:     Jennings & Haug
                             Attn: John King, Esq.
                             2800 North Central, Suite 1800
                             Phoenix, AZ 85004-1049

           To the Lessee:    Sun BMW, Ltd.
                             Attn: Mr. Steven Knappenberger
                             6725 East McDowell
                             Scottsdale, AZ  85257


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

           With copy to:     Fennemore Craig
                             Attn: Stephen M. Savage, Esq.
                             Two North Central, Suite 2200
                             Phoenix, AZ  85004-2390

or to such other addresses as may be designated from time to time and shall be deemed to be effective when delivered or five (5) days after deposit in the United States mail.

     18. Law Governing. This Lease shall be governed by and construed in conformity with the laws of the State of Arizona.

     19. Exclusive Agreement. This Lease constitutes the exclusive agreement between the parties hereto relating to the lease of the Premises and supersedes any prior agreement between the parties hereto relating to the lease of the Premises. Nothing contained herein shall be deemed to limit, modify or cancel any representations, warranties or covenants of Lessor in the Option Agreement.

     20. Paragraph Captions. The paragraph captions as to the contents of particular paragraphs herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation on the scope of the paragraphs to which they refer.

     21. Benefit and Burden. The rights, duties and liabilities created hereunder shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                            LESSOR:


                                        /s/ Lee S. Maas
                                        --------------------------------
                                        Lee S. Maas

                            LESSEE:

                                        SUN BMW, LTD.


                                        By /s/ Illegible
                                           -----------------------------
                                          Its Chairman


STATE OF ARIZONA     )
                     )ss.
County of MARICOPA   )

     The foregoing instrument was acknowledged before me this 27th day of February, 1995, by Lee S. Maas.

                                        /s/ Marie M. Morrell
                                        --------------------------------
                                        Notary Public

My Commission Expires:

My Commission Expires January 9, 1996
-------------------------------------


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

STATE OF ARIZONA     )
                     )ss.
County of MARICOPA   )

     The foregoing instrument was acknowledged before me this 27th day of February, 1995, by Steven Knappenberger, Chairman of Sun BMW, Ltd., an Arizona corporation, for and on behalf thereof.

                                        /s/ Marie M. Morrell
                                        --------------------------------
                                        Notary Public

My Commission Expires:

My Commission Expires January 9, 1996
-------------------------------------


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

                               EXHIBIT A TO LEASE

That part of the Southeast quarter of the Southeast quarter of the Southwest quarter of Section 16, Township 2 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona; described as follows:

The South 250.00 feet of the following described parcel:

BEGINNING at a point on the South line of said Section 16 which bears South 89 degrees 58 minutes 4 seconds West, 322.00 feet from the Southeast corner of the Southeast quarter of the Southeast quarter of the Southwest quarter of said
Section 16; thence North 660.20 feet, more or less, parallel to and 322.00 feet West of the East line of the Southwest quarter of said Section 16; thence South 89 degrees 57 minutes 00 seconds West, 344.50 feet along the North line of said Southeast quarter of the Southeast quarter of the Southwest quarter of said
Section 16, to the Northwest corner of the Southeast quarter of the Southeast quarter of the Southwest quarter of said Section 16; thence South 0 degrees 00 minutes 26 seconds East, 660.10 feet, more or less, to a point on the South line of said Section 16; thence East 344.41 feet, more or less, along the South line of said Section 16, to the Point of Beginning;

EXCEPT the South 40 feet thereof; and

EXCEPT from said South 250 feet, the North 0.05 feet thereof lying Northerly of the Southerly face of the existing wall, as said wall existed August 2, 1976.


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

WHEN RECORDED RETURN TO:


Stephen M. Savage, Esq.

Fennemore Craig

Suite 2200

Two North Central Avenue

Phoenix, AZ 85004-2390


                               MEMORANDUM OF LEASE


     This Memorandum of Lease is made and entered into as of the 27th day of February, 1995, by and between Lee S. Maas, a married man dealing with his sole and separate property ("Lessor"), and Sun BMW, Ltd., an Arizona corporation ("Lessee").

     Lessor and Lessee have entered into a Lease of even date herewith (the "Lease"), whereby Lessor leases to Lessee and Lessee leases from Lessor property located at 1144 East Camelback Road, Phoenix, Arizona, more particularly described on Exhibit A, attached hereto and by this reference incorporated herein (the "Property").

     The initial term of the Lease expires ten (10) years after the date hereof or on such earlier date as set forth in the Lease.

     Lessor and Lessee desire to give actual and constructive notice of the Lease to all persons dealing with the Property.

     Nothing in this Memorandum shall be deemed to modify, amend or supplement the terms and conditions set forth in the Lease.

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the date first set forth above.


                                           LESSOR:


                                           /s/Lee S. Maas
                                           -------------------------------
                                           Lee S. Maas


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

                                            LESSEE:


                                           SUN BMW, LTD.


                                           By/s/ Steven Krappenberger
                                             -----------------------------
                                             Its   Chairman



STATE OF ARIZONA      )

                      ) ss.

County of Maricopa



     The foregoing instrument was acknowledged before me this 27th day of February, 1995, by Lee S. Maas.



                                               /s/ Marie M. Morrell
                                               -----------------------------
                                               Notary Public


My Commission Expires:

My Commission Expires Jan 9, 1996
----------------------------------

STATE OF ARIZONA       )

                       ) ss.

County of Maricopa     )


     The foregoing instrument was acknowledged before me this 27th day of February, 1995, by Steven Krappenberger, Chairman of Sun BMW, Ltd., an Arizona corporation, for and on behalf thereof.



                                        /s/ Marie M. Morrell
                                        --------------------------------
                                        Notary Public



My Commission Expires:


My Commission Expires Jan 9, 1996
---------------------------------

                        EXHIBIT A TO MEMORANDUM OF LEASE



That part of the Southeast quarter of the Southeast quarter of the Southwest quarter of Section 16, Township 2 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona; described as follows:

The South 250.00 feet of the following described parcel:

BEGINNING at a point on the South line of said Section 16 which bears South 89 degrees 58 minutes 4 seconds West, 322.00 feet from the Southeast corner of the Southeast quarter of the Southeast quarter of the Southwest quarter of said
Section 16; thence North 660.20 feet, more or less, parallel to and 322.00 feet West of the East line of the Southwest quarter of said Section 16; thence South 89 degrees 57 minutes 00 seconds West, 344.50 feet along the North line of said Southeast quarter of the Southeast quarter of the Southwest quarter of said
Section 16, to the Northwest corner of the Southeast quarter of the Southeast quarter of the Southwest quarter of said Section 16; thence South 0 degrees 00 minutes 26 seconds East, 660.10 feet, more or less, to a point on the South line of said Section 16; thence East 344.41 feet, more or less, along the South line of said Section 16, to the Point of Beginning;

EXCEPT the South 40 feet thereof; and

EXCEPT from said South 250 feet, the North 0.05 feet thereof lying Northerly of the Southerly face of the existing wall, as said wall existed August 2, 1976.


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